UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 6, 2025

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-14303	38-3161171

(Commission File Number)	(IRS Employer Identification No.)

One Dauch Drive, Detroit, Michigan	48211-1198

(Address of Principal Executive Offices)	(Zip Code)

(313) 758-2000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AXL	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 6, 2025, the Compensation Committee of the Board of Directors of American Axle & Manufacturing Holdings, Inc. (“AAM”) approved adjustments to several of its named executive officers’ compensation in order to recognize their ongoing efforts and achievements as senior management of AAM. Effective August 16, 2025: David C. Dauch, our Chairman & Chief Executive Officer, will have his base salary increased to $1,300,000 with an annual target bonus opportunity of 160% of base salary and an annual target long-term incentive opportunity of 700% base salary; Michael J. Lynch, our President & Chief Operating Officer, will have his base salary increased to $725,000 and his annual target long-term incentive opportunity increased to 300% of base salary (with no change to his annual target bonus opportunity percentage); and Christopher J. May, Executive Vice President & our Chief Financial Officer, will have his base salary increased to $700,000 and his annual target long-term incentive opportunity increased to 275% of base salary (with no change to his annual target bonus opportunity percentage). The Compensation Committee also approved a base salary increase to $600,000 for Terri Kemp, Senior Vice President and our Chief of Staff, also effective August 16, 2025.

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SignatureS

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.

Dated: August 12, 2025	By:	/s/ Matthew K. Paroly
	Name:	Matthew K. Paroly
	Title:	Vice President, General Counsel & Secretary

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